UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 6, 2006

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation)	1-6615 (Commission File Number)	95-2594729 (IRS Employer Identification No.)

7800 Woodley Avenue Van Nuys, California (Address of Principal Executive Offices)	91406 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
Superior Industries International, Inc. issued a press release on January 9, 2005, announcing that, at a meeting held on Friday, January 6, 2006, its Board of Directors authorized management to engage an investment banker and/or other advisors to explore options for disposal of the Company’s suspension components business. Steven J. Borick, Chief Executive Officer, indicated that intense competition in the global automotive industry makes it imperative that the Company focuses all of its resources on its expanding aluminum wheel business. In connection with the disposal of the assets of the components business, which is expected to be completed during 2006, the Company will record a charge against earnings in the fourth quarter of 2005. At December 31, 2005, the net book value of the assets of the components business was approximately $44 million.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
99.1	Press release, dated January 9, 2006, issued by Superior Industries International, Inc. announcing that its Board of Directors has authorized management to explore options to dispose of the Company’s suspension components business.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)
Date: January 10, 2006

/s/ Emil J. Fanelli
Emil J. Fanelli
Vice President and Corporate Controller